EXHIBIT 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, made as of the day of 2000, by and between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation having its principal executive offices at 2950 North Loop West, Suite 1000, Houston, Texas 77092 (the “Grantor”), and           , with an address at (the “Optionee”).

W I T N E S S E T H:

     WHEREAS, the Optionee is a member of the Board of Directors, but not an employee, of the Grantor; and

     WHEREAS, the Grantor desires that Optionee exert his utmost efforts to improve the business of the Grantor.

     NOW, THEREFORE, in consideration of the Optionee’s service as a director of the Grantor, and for other good and valuable consideration, the Grantor hereby grants the Optionee an option to purchase up to (    ) shares of common stock, $.08 par value per share (“Common Shares”), of the Grantor on the following terms and conditions:

     1.   Option.

     The Grantor hereby grants to the Optionee, subject to subpart (b) of Paragraph 3 hereof, a Non-Qualified Stock Option, (not qualified as described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”)), to purchase, at any time prior to 5:00 p.m. New York time on ___________, up to _______ (    ) fully paid and non-assessable shares of the Common Stock of the Grantor, par value $.08 per share, subject to the terms and conditions of this Agreement, including the early termination provisions set forth in Section 4 hereof (“Expiration Date”).

     2.   Purchase Price.

     The exercise price shall be $     per share (“Option Price”). The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

     3.   Exercise of Option.

     (a)   The Optionee shall notify the Grantor by registered or certified mail, return receipt requested, addressed to its principal office as to the number of shares which he desires to purchase under the Options herein granted, which notice shall be accompanied by payment by (i) cash; (ii) certified check; (iii) tendering to the Grantor a number of shares of the Grantor’s Common Stock equal to the portion of the aggregate Option Price being paid by the tendering of such stock divided by the NASDAQ closing price, or the closing price on the exchange or market then traded, of the Grantor’s Common Stock on the date of exercise (“Fair Market Value”); (iv) surrendering a number of the Options granted hereunder equal to the quotient obtained by dividing (x) the value of the surrendered Options at such time (determined by subtracting the then aggregate Option Price of the Options surrendered from the aggregate Fair Market Value of the Option Shares to be received upon such exercise on the date of exercise by (y) the Fair Market Value of one share of Company Common Stock on the date of exercise; or (v) any combination of (i) through (v) above. As soon as practicable thereafter, the Grantor shall cause to be delivered to the Optionee certificates issued in the Optionee’s name evidencing the Shares purchased by the Optionee.

     (b)  The Option granted hereunder becomes vested upon the election of the Optionee to serve as a member of the Company’s Board of Directors.

     4.  Option Conditioned on Continued Service.

     (a)  If Optionee shall be removed as a director for cause, or if Optionee resigns voluntarily, the option granted to Optionee hereunder shall expire immediately upon such termination. If Optionee shall be removed as a director without cause, the option granted to Optionee hereunder shall immediately vest in full, and such option shall be exercisable until the end of the term hereof.

     (b)  If Optionee dies (a) while serving as a director for Grantor or (ii) within three (3) months thereafter (other than voluntarily by Optionee during his term or for cause) such option may be exercised by a legatee or legatees of such option under Optionee’s last will or by his personal representatives or distributees at any time within one year after his death, subject to the provisions of subparagraph (d) of this Paragraph 4.

     (c)  If Optionee becomes disabled within the definition of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), while serving as a director, such option may, subject to the provisions of subparagraph (d) of this Paragraph 4, be exercised at any time within one year after Optionee’s termination of service due to disability.

     (d)  An option may not be exercised pursuant to this Paragraph 4 except to the extent that Optionee was entitled to exercise the option at the time of termination of service or death, and in any event may not be exercised after the original expiration date of the option.

     5.  Divisibility and Non-Assignability of the Option.

     (a)   The Optionee may exercise the option herein granted from time to time subject to the provisions above with respect to any whole number of Common Shares included therein, but in no event may an option be exercised as to less than one hundred (100) Common Shares at any one time, or the remaining Common Shares covered by the option if less than one hundred (100).

     (b)  The Optionee, but not any transferee other than a partner of the Optionee (“Permitted Transferee”), may give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein. Any such transferee, other than a Permitted Transferee, may not do one or more of the above, otherwise than by will or the laws of descent and distribution.

     6.  Stock as Investment.

     (a)  By accepting this Option, to the extent a registration statement referred to in subsection (b) below is not effective at the time of disposition of the Common Shares, the Optionee agrees for himself, his heirs and legatees that any and all Common Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Common Shares issuable under the Option granted hereunder, the Optionee, or his heirs or legatees receiving such Common Shares, shall deliver to the Grantor a representation in writing, that such Common Shares are being acquired in good faith for investment purposes only and not for sale or distribution. Subject to (b) below, Grantor may place a “stop transfer” order with respect to such Common Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Common Shares.

     (b)  Unless a registration statement is filed with the Securities and Exchange Commission covering the Common Shares that may be acquired upon the exercise of the option, such Common Shares will be restricted securities. Sales of such restricted securities may be made only in compliance with an available exemption from such registration.

     7.   Restriction on Issuance of Shares.

     The Grantor shall not be required to issue or deliver any certificate for Common Shares purchased upon the exercise of any option granted hereunder unless (a) the issuance of such Common Shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such Common Shares, if required, shall have been given by any national securities exchange on which the Common Shares of the Grantor are at the time of issuance listed.

     8.  Withholding of Tax

     Optionee agrees to cooperate with the Grantor to take all steps necessary or appropriate for any required withholding of taxes by the Grantor under law or regulation in connection therewith.

     9.  Adjustments Upon Changes in Capitalization.

     (a)   In the event of changes in the outstanding Common Shares of the Grantor by reason of stock dividends, stock splits, recapitalizations, or reorganizations, the number and class of Shares as to which the option may be exercised shall be correspondingly increased to reflect an increase in the outstanding Common Shares or decreased to reflect a decrease in the outstanding Common Shares, and the exercise price shall be inversely adjusted by the Grantor so that the aggregate option price for all Common Shares covered after the change in outstanding Common Shares shall be the same as the aggregate exercise price for the Common Shares remaining subject to such option immediately prior to the change in the outstanding Common Shares. No adjustment shall be made with respect to stock dividends or splits which do not exceed 5% in any fiscal year, cash dividends or the issuance to shareholders of the Grantor of rights to subscribe for additional Common Shares or other securities. Anything to the contrary contained herein notwithstanding, the Board of Directors of the Grantor shall have the discretionary power to take any action necessary or appropriate to prevent these options from being disqualified as “Incentive Stock Options” under the United States Income Tax laws then in effect.

     (b)  Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of the option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

     (c)  Subject to (d) below, in the event of any consolidation or merger of the Grantor into another company where the Grantor is not the survivor or the proposed dissolution or liquidation of the Grantor, all outstanding Options granted hereby will automatically terminate; provided, however, if the Board of Directors of the Grantor have not elected (d) below, that the Options granted hereunder shall be deemed vested, and Grantor will provide Optionee with notice thereof within 15 days prior to the happening of such event.

     (d)  An Option granted hereunder may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution.

     10.  Binding Effect.

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

     11.  No Rights in Option Stock.

     Optionee shall have no rights as a shareholder in respect of Common Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

     12.  Miscellaneous.

     This Agreement shall be construed under the laws of the State of Nevada, without application to the principles of conflicts of law. Headings have been included herein for convenience of reference only, and shall not be deemed a part of this Agreement. References in this Agreement to the pronouns “him,” “he” and “his” are not intended to convey the masculine gender alone and are employed in a generic sense and apply equally to the feminine gender or to an entity.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AMERICAN INTERNATIONAL PETROLEUM CORPORATION

By:

ACCEPTED AND AGREED TO:

EXERCISE OF OPTION
TO
PURCHASE SHARES

TO:   American International Petroleum Corporation

     The undersigned hereby exercises the within Option for the purchase of ___________ shares according to the terms and conditions thereof and herewith makes payment of the exercise price in full in accordance with the terms of the Stock Option Agreement, dated as of ____________, between American International Petroleum Corporation and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof. Kindly issue the certificate for such shares in accordance with the instructions given below.

Signature

Social Security or Taxpayer I.D. Number: Instructions for issuance of stock: Name Street City State Zip Code